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                                                               Exhibit 99.(j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
ING Variable Insurance Trust:

We consent to the use of our report, incorporated here in by reference, dated February 27, 2006, and to the reference to our firm under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 26, 2006